                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


Warrant to Purchase

1-                                                                     2-
                                                                 Shares

                            NTN COMMUNICATIONS, INC.

             (Incorporated under the laws of the State of Delaware)

               WARRANT CERTIFICATE FOR THE PURCHASE OF SHARES OF
          THE $.005 PAR VALUE COMMON STOCK OF NTN COMMUNICATIONS, INC.


EXERCISABLE ONLY AFTER 3-, AND VOID AFTER 4-.

Warrant Price:  $_- per share.

     1. THIS IS TO CERTIFY that, for value received, 6- or its registered assigns (either or both of whom are referred to herein as the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at anytime from and after 3-, and on or before 4- (the "Warrant Period"), up to 2- shares of the $.005 par value common stock ("Common Stock") of NTN Communications, Inc. (the "Company"), and to receive certificate(s) for the Common Stock so purchased. This warrant may be exercised in whole or in part. Such exercise shall be accomplished by tender to the Company of the purchase price set forth above as the warrant price (the "Warrant Price"), either in cash or by certified check or bank cashier's check, payable to the order of the Company, together with presentation and surrender to the Company of this Warrant with an executed subscription in substantially the form attached hereto as Exhibit A. Fractional shares of the Company's Common Stock will not be issued upon the exercise of this Warrant.

     2. The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the exercise of this and all other Warrants of like tenor then outstanding. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant will, upon delivery, be fully paid

                                       1.

and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

     This Warrant and the Common Stock issuable upon the exercise hereof may not be sold, transferred, pledged or hypothecated unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act") and any applicable state laws. Subject to the satisfaction of the aforesaid condition, this Warrant shall be transferable by the Holder.

     If this Warrant is transferred, in whole or in part, upon surrender of this Warrant to the Company, the Company shall deliver to each transferee a Warrant evidencing the rights of such transferee to purchase the number of shares of Common Stock that such transferee is entitled to purchase pursuant to such transfer.

     The Company may place a legend on this Warrant or any replacement Warrant and on each certificate representing shares issuable upon exercise of this Warrant as to which the Company has not been supplied evidence that the transfer of such security would not be in violation of the Act and any applicable state laws.

     Only the registered Holder may enforce the provisions of this Warrant against the Company. A transferee of the original registered Holder becomes a registered Holder only upon notice to the Company substantially in the form set forth in Exhibit B hereto.

     3. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company, nor to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable or accrue by reason of this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that, this Warrant is exercised.

     This Warrant is exchangeable upon its surrender by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as may be designated by the Holder at the time of such surrender.

     At such time as the Common Stock is listed on any registered national securities exchange, the Company shall, upon issuance of any shares for which this Warrant is exercisable,

                                       2.

at its expense, promptly obtain and maintain the listing of such shares.

     The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, for so long as and to the extent that such requirements apply to the Company.

     4. The Warrant Price and the number of shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

          (c) For the purpose of this Section 4, the term shares of Common Stock shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of change in par value, or from par value to no par value, or from no par value to par value.

                                       3.

          (d) If during the Warrant Period the Company consolidates with or merges into another corporation or transfers all or substantially all of its assets the Holder shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of shares of Common Stock is entitled upon such consolidation or merger, without any change in, or payment in addition to the Warrant Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or asset transfer unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom shall assume by written agreement executed and mailed to the registered Holder at his address shown on the books and records of the Company, the obligation to deliver to such Holder any such securities or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

          (e) Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the registered Holder of this Warrant, stating the adjusted Warrant Price and the adjusted number of shares of Common Stock or other securities or property purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Board of Directors of the Company shall determine the adjusted Warrant Price and the securities or property purchasable upon exercise. If any voluntary or involuntary dissolution, liquidation, or winding up of the Company is pro posed, the Company shall give at least 20 days prior written notice of such proposal to the registered Holder hereof stating the date on which such event is to take place and the date (which shall be at least 20 days after giving of such notice) as of which the holders of shares of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding up. This Warrant and all rights hereunder shall terminate as of the date on which such dissolution, liquidation, or winding up takes place. The notices pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered

                                       4.

Holder of this Warrant at his address appearing in the records of the Company.

          (f) Irrespective of any adjustments pursuant to this Section 4 to the Warrant Price or to the number of shares or other securities or other property obtainable upon exercise of this Warrant, this Warrant may continue to state the Warrant Price and the number of shares obtainable upon exercise, as the same price and number of shares stated herein.

     5. (a) In the event that the Company proposes, at any time subsequent to 3-, but prior to 4-, whether or not this Warrant has yet been exercised in whole or in part, to file a registration statement on a general form of registration under the Act relating to securities issued or to be issued by it, then it shall give written notice of such proposal to the record owners of the Warrants and any shares of Common Stock issued upon the exercise thereof. If, within 15 days after the giving of such notice, the record owners of any of the Warrants or shares of Common Stock issued or issuable upon their exercise shall request in writing that all or any of the shares of Common Stock issued or issuable upon exercise of the Warrants be included in such proposed registration, the Company will, at its own expense (except as set forth below), also register such shares of Common Stock as shall have been so requested in writing; provided, however, that

               (i) the Company shall not be required to include any of such shares of Common Stock if, by reason of such inclusion, the Company shall be required to prepare and file a registration statement on a form promulgated by the Securities and Exchange Commission different from that which the Company otherwise would use;

               (ii) such owners shall cooperate with the Company in the preparation of such registration statement to the extent required to furnish information concerning such owners therein; and

              (iii) if any underwriter or managing agent is purchasing or arranging for the sale of the securities then being offered by the Company under such registration statement, then such owners (A) shall agree to have the securities being so registered sold to or by such under writer or managing agent on terms substantially equivalent to the terms upon which the Company is selling the securities so registered, or (B) shall delay the sale of such securities for the 90 day period commencing with the effective date of the registration statement.

                                       5.

          (b) In connection with the filing of a registration statement pursuant to subsection 5(a), the Company shall:

               (i) notify such owners as to the filing thereof and of all amendments thereto filed prior to the effective date of said registration statement;

               (ii) notify such owners, promptly after it shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

              (iii) prepare and file without expense to such owners any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with Section 10(a)(3) of the Act or advisable in connection with the proposed distribution of the securities by such owners;

               (iv) take all reasonable steps to qualify the shares of Common Stock being so registered for sale under the securities or blue sky laws in such states, but only in such states, as the Company would qualify the sales of its securities absent any registration of the shares of Common Stock issued or issuable hereunder;

               (v) notify such registered owners of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order; and

               (vi) undertake to keep said registration statement and prospectus effective until the earlier of (A) six months from the effective date thereof (provided, that if the Holders are required to delay the sale of the securities pursuant to Section 5(a)(iii)(B) hereof, then such period shall be extended by the amount of such delay), or (B) the date the shares of Common Stock are sold or become available for public sale without restriction under the Act.

          (c) The record owners of the shares of Common Stock being registered under this Section 5 agree to pay all of the underwriting discounts and commissions, registration fees and their own counsel fees with respect to the securities owned by them and being registered. The Company agrees that the costs and expenses which it is obligated to pay in connection with a registration statement to be filed pursuant to subsection 5(a) hereof include, but are not limited to, the fees and expenses of counsel for the Company, the fees and expenses of

                                       6.

its accountants and all other costs and expenses incident to the preparation, printing and filing under the Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in a reasonable number of states, including fees and disbursements of counsel for the Company, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to such registered owners.

     6. In connection with the obligation of the Company to register shares of Common Stock pursuant to the provisions of Section 5 hereof, the Company and each Holder agree as follows:

          (a) The Company hereby agrees to indemnify and hold harmless each Holder and each person who controls each Holder within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities or actions to which each Holder or they or any of them may become subject under the Act, the Exchange Act or otherwise and to reimburse the persons indemnified above for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them in connection with any litigation or proceeding or threatened litigation or proceeding, whether or not resulting in any liabilities, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement with respect to the shares of Common Stock (or incorporated therein by reference) or any amendment or supplement thereto (such registration statement, together with any such amendments or supplements, is referred to herein as the "Registration Statement"), or the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the employment of the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the sale pursuant to the Registration Statement of any of the securities registered thereby; provided, however, that the indemnity agreement contained in this paragraph (a) shall not extend to any indemnified person in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon,

                                       7.

any such untrue statement or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by such person specifically for use in connection with the preparation of the Registration Statement. The Company agrees to pay any legal and other expenses for which it is liable under this paragraph (a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

          (b) Each Holder agrees to indemnify and hold harmless the Company, its directors, its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Holder but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from the registration statement, any preliminary prospectus, the prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such Holder specifically for use in connection with the preparation of the registration statement, any preliminary prospectus or the prospectus or any such amendment or supplement thereto. Each Holder agrees to pay any legal and other expenses for which it is liable under this paragraph (b) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

          (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing paragraphs (a) or (b) (an "Indemnified Party") in respect of which indemnity may be sought against a person granting indemnification (an "Indemnifying Party") pursuant to such subsections, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party of any such action shall not release the Indemnifying Party from any liability it may have to such Indemnified Party otherwise than on account of the indemnity agreement contained in paragraphs (a) or (b). In case any such action is brought against an Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party against which a claim is to be made will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other Indemni-

                                       8.

fied Parties which conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such Indemnified Party or Parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this agreement for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party has authorized the employment of such counsel for the Indemnified Party at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any settlement of any action or proceeding effected without its written consent.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in paragraph (a) is unavailable to a Holder in accordance with its terms, the Company and each Holder shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by said indemnity agreement incurred by each Holder based on the relative fault of the Company on the one hand, and each Holder on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, such statement or omission relates to information supplied by the Company or such Holder and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by the Indemnified Party as a result of the losses, claims, damages, or liabilities referred to above in this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against or appearing as a third party witness in any such action or claim. Notwithstanding the provisions of this paragraph, if a Holder is found to be guilty of
                                       9.

fraudulent misrepresentation within the meaning of Section 11(f) of the Act, it shall not be entitled to contribution from the Company unless the Company is also found to be guilty of such fraudulent misrepresentation.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers, and the corporate seal hereunto affixed.


DATED:  7-                                   NTN COMMUNICATIONS, INC.



                                             By:____________________________
                                                Gerald Sokol, Jr.
                                                President and
                                                  Chief Financial Officer



[seal]

                                      10.

                               SUBSCRIPTION FORM

(To be Executed by the Registered Holder to Exercise the Rights To Purchase Common Stock Evidenced by the Within Warrant)

     The undersigned hereby irrevocably subscribes for ________ shares (the "Stock") of the Common Stock of NTN COMMUNICATIONS, INC. (the "Company") pursuant to and in accordance with the terms and conditions of the attached Warrant and hereby makes payment of $___________ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If such number of shares is not all of the shares purchasable pursuant to the attached Warrant, the undersigned requests that a new Warrant of like tenor for the balance of the remaining shares purchasable thereunder be delivered to the undersigned at the address stated below.

     In connection with the issuance of the Stock, I hereby represent to the Company that I am acquiring the Stock for my own account for investment and not with a view to, or for resale in connection with, a distribution of the shares within the meaning of the Securities Act of 1933, as amended (the "Act"). I also understand that the Company has not registered the Stock under the Act or the California Corporate Securities Law of 1968, as amended (the "Law"), in reliance upon exemptions from such registration, and that such reliance is based in part upon my representations.

     I understand that because the Stock has not been registered under the Act or qualified under the Law, I must hold such Stock indefinitely unless such Stock is subsequently registered and qualified under such statutes or is exempt from such registration and qualification. Before I make any transfer or disposition of any shares of the Stock, I agree to give to the Company written notice of my intention to do so and to describe briefly the manner of such proposed transfer or disposition. I shall make no such transfer or disposition unless (a) such transfer or disposition can be made without registration under the Act and qualification under the Law by reason of specific exemptions from such registration and such qualification, or (b) a registration statement has been filed pursuant to the Act and has been declared effective with respect to such disposition, and an Application to Qualify Securities has been filed pursuant to the Law and an appropriate permit or order respecting such Application shall have been issued.

     I agree that each certificate representing the Stock delivered to me shall bear substantially the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

     I further agree that the Company may place stop orders on the certificates evidencing the Stock with the transfer agent, if any, to the same effect as the above legend. The legend and stop transfer notice referred to above shall be removed only upon my furnishing to the Company an opinion of counsel (reasonably satisfactory to the Company) to the effect that such legend may be removed.


Date:________________               Signed:________________________


Address:  _____________________

          _____________________

          _____________________



SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF A REGISTERED NATIONAL SECURITIES EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK) OR TRUST COMPANY, AND THE SIGNATURE TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

                                   ASSIGNMENT

(To be Executed by the Registered Holder to Effect Transfer of the Within
Warrant)

For Value Received _______________ hereby sells, assigns and transfers to ____________________ this warrant and the rights represented hereby to purchase Common Stock in accordance with the terms and conditions hereof, and does hereby irrevocably constitute and appoint _____________________________________ as attorney to transfer this warrant on the books of the Company with full power of substitution.

Dated:________________        Signed:_______________________



Please print or typewrite     Please insert Social Security
name and address of           or other Tax Identification
assignee:                     Number of Assignee:


_________________________     ____-_________-_________

_________________________

_________________________

_________________________
                    Zip